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                                                                    EXHIBIT 10.6


                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 16/th/ day of June 1999, by and between Video City, Inc., a Delaware corporation (the "Company"), and Richard Gibson ("Employee").

     1.   Term of Employment.  The Company hereby employs Employee, and Employee
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hereby agrees to serve the Company, under and subject to all of the terms, conditions and provisions of this Agreement from the date hereof through June 15, 2001, in the capacity of President and Chief Operating Officer of the Company, or to serve in such other executive capacity with the Company as the Company's board of directors (the "Board of Directors") may from time to time designate, provided such assignment is consistent with Employee's level of experience and expertise. In the performance of his duties and the exercise of his discretion, Employee shall be under the supervision and control of, and shall report only to, the Chairman of the Board of the Company (the "Chairman of the Board"). Employee's duties shall be designated by the Chairman of the Board and shall be subject to such policies and directions as may be established or given by the Board of Directors from time to time.

     2.   Devotion of Time to Company Business.  Employee shall devote
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substantially all of his productive time, ability and attention to the business of the Company during the term of this Agreement. Employee shall not, without the prior written consent of the Chairman of the Board, directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, which may compete or conflict with the Company's business or with Employee's duties to the Company.

     3.   Compensation.
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          3.1  Base Salary.  For all services rendered by Employee under this
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Agreement, the Company shall pay Employee a base salary ("Base Salary"), payable semi-monthly, at the rate of $20,833.33 per month.

          3.2  Bonus.  In addition to the Base Salary, the Company shall pay
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Employee an incentive cash bonus ("Bonus") in the amount of $250,000 in the event that during any period of three consecutive months ending on or before October 31, 2000: (i) the average of the annualized revenue of all retail video stores that are owned and operated by the Company or its subsidiaries ("Video City Stores") as measured during such three month period (but adjusted for seasonal fluctuations) equals or exceeds $650,000 per store; and (ii) the aggregate store operating cash flow (i.e. store earnings before general and administrative expenses, interest, taxes, depreciation and amortization, but after all inventory purchases) of all Video City Stores owned and operated during such three month period equals or exceeds 17 percent of the aggregate revenues of such Video City Stores during such three month period.

          3.3  Stock Options.  In addition to the Base Salary and the Bonus,
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the Company shall grant to Employee options to purchase up to 400,000 shares of the Company's

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Common Stock, at an exercise price of the greater of $2.00 per share or the last sale price of the Company's Common Stock on the date of grant as reported on the OTC Bulletin Board, pursuant to a stock option agreement containing terms and conditions satisfactory to the Company and Employee and consistent with stock options granted by the Company to other key employees. Such options shall vest as follows:

               (a) Options to purchase 100,000 shares shall vest and become exercisable on June 16, 2000;

               (b) Options to purchase an additional 100,000 shares shall vest and become exercisable on June 16, 2001;

               (c) Options to purchase an additional 100,000 shares shall vest and become exercisable only in the event that during any period of three consecutive months ending on or before October 31, 2000: (i) the average of the annualized revenue of all Video City Stores owned and operated by the Company as measured during such three month period (but adjusted for seasonal fluctuations) equals or exceeds $550,000 per store; and (ii) the aggregate store operating cash flow (i.e. store earnings before general and administrative expenses, interest, taxes, depreciation and amortization, but after all inventory purchases) of all Video City Stores owned and operated during any such three month period equals or exceeds 16 percent of the aggregate revenues of such Video City Stores during such three month period; and

               (d) Options to purchase an additional 100,000 shares shall vest and become exercisable only in the event that during any period of three consecutive months ending on or before October 31, 2000: (i) the average of the annualized revenue of all Video City Stores owned and operated by the Company as measured during such three month period (but adjusted for seasonal fluctuations) equals or exceeds $650,000 per store; and (ii) the aggregate store operating cash flow (i.e. store earnings before general and administrative expenses, interest, taxes, depreciation and amortization, but after all inventory purchases) of all Video City Stores owned and operated during any such three month period equals or exceeds 17 percent of the aggregate revenues of such Video City Stores during such three month period; and (iii) the average of the closing price of the Company's Common Stock, as reported by the national securities exchange, the Nasdaq Stock Market or the OTC Bulletin Board (as the case may be), during the 20 trading days preceding October 31, 2000 is greater than $6.00.

     All amounts of revenue and cash flow shall be determined under this Section 3 in accordance with the usual and customary accounting practices of the Company and consistent with generally accepted accounting principles.

     4.   Benefits.
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               (a)  In addition to the compensation set forth in Section 3,
Employee will be entitled to participate in all benefits of employment available to other members of the Company's management, on a commensurate basis as they may be offered from time to time by

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the Company to the Company's other management employees. Such benefits include, but are not limited to, full medical, dental and long term disability insurance for Employee and his wife and minor children, and participation in group life insurance and retirement plans. During the period of his employment hereunder, Employee will be reimbursed for reasonable business, travel and entertainment expenses incurred in accordance with Company policy on behalf of the Company in connection with his employment, and will be required to submit appropriate expense reports for approval by signature of the Chairman of the Board as a condition of reimbursement of such expenses.

               (b) The Company shall pay a reasonable amount for Employee to have the use of one Company-provided automobile (or an equivalent expense allowance for an automobile owned by Employee), including insurance and other expenses for such automobile.

               (c) Employee shall be entitled to three weeks paid vacation for any full fiscal year of the term of this Agreement, and a prorated portion of three weeks vacation for any fiscal year in which Employee is not employed by the Company for the full fiscal year.

               (d) The Company shall pay Employee's reasonable relocation costs and moving expenses in an amount up to $4,000 in connection with Employee's commencement of employment with the Company. If the Company's principal office is moved from Torrance, California, such that Employee must move his residence in order to continue his employment as provided herein, the Company shall pay his reasonable relocation costs, including but not limited to moving expenses.

     5.   Authority.  So long as Employee serves as President and Chief
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Operating Officer of the Company under this Agreement, he shall have the authority and responsibilities specified in the Bylaws of the Company, except that he shall not proceed with any matters, or permit the Company to take any actions, which are prohibited by, or are in conflict with, resolutions or guidelines adopted by the Board of Directors.

     6.   Termination.  This Agreement shall terminate in advance of the time
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specified in Section 1 above (and except as provided in Sections 6(c) and 6(e)
below, Employee shall have no right to receive any compensation not due and payable to him or to his estate at the time of such termination) under any of the following circumstances:

               (a)  Upon the death of Employee.

               (b) In the event that Employee shall become either physically or mentally incapacitated so as to not be capable of performing his duties as required hereunder, and if such incapacity shall continue for a period of three months consecutively, the Company may, at its option, terminate this Agreement by written notice to Employee at that time or at any time thereafter while such incapacity continues. In case of termination under this Section 6(b) or under
Section 6(a), Employee or his estate shall be entitled to receive Base Salary and any other compensation accrued or earned as of or to the date of any termination and for six months

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following such termination or until expiration of this Agreement, whichever is earlier.

               (c) By Employee, if the Company shall have materially breached any of the provisions of this Agreement, and such termination shall have the same effect on the payment of Employee's Base Salary and any other compensation as a termination by the Company under Section 6(e).

               (d)  By the Company for Cause. The term "Cause" used in this
Section 6(d) means Employee (i) after repeated notices and warnings, fails to perform his reasonably assigned duties as reasonably determined by the Company,
(ii) materially breaches any of the terms or conditions of Sections 1, 2 or 5 of this Agreement, or (iii) commits or engages in a felony or any intentionally dishonest or fraudulent act which materially damages the Company or the Company's reputation. If the Company terminates Employee for Cause, no payments or benefits under this Agreement shall become payable after the date of Employee's termination.

               (e) By the Company at any time, without Cause; provided, however, in case of termination under this Section 6(e), Employee shall be entitled to receive Base Salary and any other compensation accrued or earned as of or to the date of any termination and for six months following such termination or until expiration of this Agreement, whichever is earlier.

     7.   Loyalty, Non-Competition and Confidentiality.
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               (a)  Non-Competition.  Employee agrees and covenants that,
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except for the benefit of the Company (and/or any successor, parent or subsidiary) during the Non-Competition Period (as defined in Section 7(b)) he will not engage, directly or indirectly (whether as an officer, director, consultant, employee, representative, agent, partner, owner, stockholder or otherwise), in any business engaged in by the Company in the Non-Competition Area (as defined on Section 7(c)). It is the parties' express intention that if a court of competent jurisdiction finds or holds the provisions of this Section 7 to be excessively broad as to time, duration, geographical scope, activity or subject, this Section 7 shall then be construed by limiting or reducing it so as to comport with then applicable law.

               (b)  Non-Competition Period.  As used herein, the "Non-
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Competition Period" means the period beginning on the date hereof and ending on a date which is two years after the later to occur of (i) June 16, 2003 or (ii) the date on which Employee's employment with the Company terminates; provided,
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however, that if Employee's employment is terminated by the Company without
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Cause, the Non-Competition Period shall end on the date of such termination.

               (c)  Non-Competition Area.  As used herein, the term "Non-
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Competition Area" means anywhere in any County in which the Company conducts business during the term of this Agreement and anywhere within a ten-mile radius of any store operated by the Company.

               (d)  Other Employees.  Employee agrees that during the Non-
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Competition Period he shall not, directly or indirectly, for his own account or as agent, servant or employee of

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any business entity, engage, hire or offer to hire or entice away or in any other manner persuade or attempt to persuade any officer, employee or agent of the Company or any subsidiary to discontinue his or her relationship with the Company or any subsidiary.

               (e)  Confidentiality.  Employee acknowledges that he has learned
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and will learn Confidential Information, as defined in Section 7(f), relating to the business of the Company. Employee agrees that he will not, except in the normal and proper course of his duties, disclose or use or enable anyone else to disclose or use, either during the Non-Competition Period or subsequently thereto, any such Confidential Information without prior written approval of the Chairman of the Board of the Company.

               (f)  Confidential Information.  "Confidential Information" shall
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include, but not be limited to, the following types of information regarding the
Company: corporate information, including contractual arrangements, plans, locations, strategies, tactics, potential acquisitions or business combinations or joint venture possibilities, policies and negotiations; marketing information, including sales, purchasing and inventory plans, strategies, tactics, methods, customers, advertising, promotion or market research data; financial information, including operating results and statistics, cost and performance data, projections, forecasts, investors, and holdings; and operational information, including trade secrets, secret formulae, control and inspection practices, accounting systems and controls, computer programs and data, personnel lists, resumes, personal data, organizational structure and performance evaluations. Confidential Information is limited to that information which is not generally known in the industries in which the Company or any subsidiary operates, and does not include skills, knowledge and experience acquired by Employee during his employment with any prior employer.

               (g)  Corporate Documents. Employee agrees that all documents of
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any nature pertaining to activities of the Company or to any of the foregoing matters in his possession now or at any time during the Non-Competition Period, including, without limitation, memoranda, notebooks, notes, computer records, disks, electronic information, data sheets, records and blueprints, are and shall be the property of the Company and that they and all copies of them shall be surrendered to the Company whenever requested by the Company from time to time during the Non-Competition Period or thereafter and with or without request upon termination of Employee's employment with the Company.

               (h)  Equitable Remedies.  In the event of a breach by Employee
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of any of the provisions of this Section 7, the Company, in addition to any other remedies it may have, shall be entitled to an injunction restraining Employee from doing or continuing to do any such act in violation of this
Section 7.

     8.   Attorney Fees.  The successful party in any litigation relating to
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matters covered by this Agreement shall be entitled to an award of reasonable attorneys' fees in such action.

     9.   Assignment.  Neither this Agreement nor any of the rights or
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obligations of either

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party hereunder shall be assignable by either Employee or the Company, except that this Agreement shall be assignable by the Company to and shall inure to the benefit of and be binding upon (i) any successor of the Company by way of merger, consolidation or transfer of all or substantially all of the assets of the Company to an entity other than any parent, subsidiary or affiliate of the Company and (ii) any parent, subsidiary or affiliate of the Company to which the Company may transfer its rights hereunder.

     10.  Binding Effect.  The terms, conditions, covenants and agreements set
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forth herein shall inure to the benefit of, and be binding upon, the heirs, administrators, successors and assigns of each of the parties hereto, and upon any corporation, entity or person with which the Company may become merged, consolidated, combined or otherwise affiliated.

     11.  Amendment.  This Agreement may not be altered or modified except by
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further written agreement between the parties.

     12.  Notices.  Any notice required or permitted to be given under this
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Agreement by one party to the other shall be sufficient if given or confirmed in writing and delivered personally or mailed by first class mail, registered or certified, return receipt requested (if mailed from the United States), postage prepaid, addressed to such party as respectively indicated below or as otherwise designated by such party in writing.

     If to the Company, to:         Video City, Inc.
                                    370 Amapola Avenue, Suite 208
                                    Torrance, California 90501
                                    Attention:  Robert Y. Lee
                                    Fax: (310) 533-3901

     If to Employee, to:            Richard Gibson
                                    _______________________
                                    _______________________
                                    _______________________

     13.  California Law.  This Agreement is being executed and delivered and is
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intended to be performed and shall be governed by and construed in accordance with the laws of the State of California.

     14.  Invalidity. In the event that any one or more of the provisions
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contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

     15.  Entire Agreement.  This Agreement constitutes the entire agreement
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between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and all other

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prior letters entered into by the parties.

     16.  Multiple Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any or all signatures required pursuant to this Agreement may be a facsimile.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                VIDEO CITY, INC.



                                By: /s/ Robert Y. Lee
                                   -------------------------------
                                   Robert Y. Lee
                                   Chairman of the Board
                                   and Chief Executive Officer

                                RICHARD GIBSON


                                /s/ Richard Gibson
                                -------------------------------
                                Richard Gibson

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